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Exhibit 23.2

Consent of Indenpendent Auditors

We consent to the reference to our firm under the heading "Experts" and the use of our report dated January 16, 2002 with respect to the consolidated financial statements and schedule included in the Prospectus Supplement of Northwest Airlines, Inc., dated March 15, 2002, to the Prospectus, dated August 17, 2001, included in Registration Statement No. 333-65588 of Northwest Airlines, Inc.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Minneapolis, Minnesota
March 15, 2002

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Consent of Indenpendent Auditors